UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 5, 2013

Commission File Number 1-13610

PMC COMMERCIAL TRUST

(Exact name of registrant as specified in its charter)

TEXAS	75-6446078
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

17950 Preston Road, Suite 600, Dallas, TX 75252	(972) 349-3200
(Address of principal executive offices)	(Registrant’s telephone number)

Former name, former address and former fiscal year, if changed since last report: NONE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 5, 2013, PMC Commercial Trust (the “Company”) and its wholly-owned subsidiary, First Western SBLC, Inc. (“First Western”) entered into a Third Amendment to Amended and Restated Credit Agreement (the “Amendment”) which amends their Amended and Restated Credit Agreement dated as of December 28, 2010 among the Company, First Western, JPMorgan Chase Bank, National Association, as a lender and as administrative agent for the lenders (in such capacity, the “Administrative Agent”) and the lenders named therein.

The Amendment extends the maturity of the revolving credit facility from June 30, 2014 to June 30, 2015.

Item 2.02.	Results of Operations and Financial Condition.

On August 9, 2013, the Company issued a press release describing, among other things, its results of operations for the three and six months ended June 30, 2013. A copy of the press release is attached as Exhibit 99.1 to this report. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

Exhibits:

99.1	Press Release dated August 9, 2013.

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 9, 2013

PMC COMMERCIAL TRUST

By:	/s/ Barry N. Berlin
Barry N. Berlin, Chief Financial Officer